SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                         (Amendment No.   )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
       240.14a-12


                     HARRIS & HARRIS GROUP, INC.
_________________________________________________________________
        (Name of Registrant as Specified in its Charter)
  (Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14-a-
       6(i) (1) and 0-11.
    1) Title of each class of securities to which transaction applies:

___________________________________________________________

    2) Aggregate number of securities to which transaction applies:

___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
        0-11:1

___________________________________________________________


     4) Proposed maximum aggregate value of transaction:

___________________________________________________________

     5) Total fee paid:

___________________________________________________________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]  Check box if any part of the fee is offset as provided
       by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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                      HARRIS & HARRIS GROUP, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held April 24, 2001

        TO THE SHAREHOLDERS OF HARRIS & HARRIS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the 2001 annual meeting of the shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Tuesday, April 24, at 2:00 P.M., local time, at 780 Third Avenue (between 48th and 49th), New York, New York 10017. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

     1. To elect eight (8) directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

     2. To ratify, confirm and approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for its fiscal year ending
         December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of common stock of record, at the close of business on March 15, 2001 will be entitled to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                           By Order of the Board of Directors

March 26, 2001             Rachel M. Pernia
New York, New York         Secretary


IMPORTANT:  PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED
            ENVELOPE.  THE MEETING DATE IS APRIL 24, 2001.

                             PROXY STATEMENT

                      HARRIS & HARRIS GROUP, INC.
                     Annual Meeting of Shareholders
                           April 24, 2001

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company") to be voted at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 24, 2001 and at any adjournment thereof.

     The Annual Meeting will be held on Tuesday, April 24, 2001 at 2:00 P.M., local time, at 780 Third Avenue, New York, New York 10017. At the Annual Meeting, shareholders of the Company will be asked to elect eight directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement.

     The mailing address of the principal executive office of the Company is One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 (telephone 212-332-3600). The enclosed proxy card and this proxy statement and annual report on Form 10K are being first transmitted on or about March 26, 2001 to shareholders of the Company.

     The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 9,064,231 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Revocation; Vote Required

     All properly executed proxies received prior to the Annual
Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein.
Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals.

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

                               1

     Approval of any of the matters submitted for stockholder approval requires that a quorum be present. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes are proxies received by the Company from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

     For the election of directors, each nominee must receive the affirmative vote of a plurality of the votes cast by the shares of common stock present and in person or represented by proxy and entitled to vote. Votes that are withheld, abstentions and broker non-votes will not be included in determining the number of votes cast, and will have no effect on the election of directors. Except with respect to the election of directors, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. For such purposes, abstentions and broker non-votes will not be counted as votes cast or as votes entitled to be cast on the matter and will have no affect on the result of the vote.

     Proxies are being solicited by the Company. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Company. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Company. It is estimated that those costs will be nominal.

                   ELECTION OF DIRECTORS
                      (Proposal No. 1)

     The eight nominees listed below, all of whom currently serve as directors, have been nominated to serve as directors of the Company until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                VOTE "FOR" ALL THE NOMINEES.

                              2

NOMINEES

     Certain information, as of March 7, 2001, with respect to each of the eight nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All nominees are currently directors of the Company.

Directors

     Dr. C. Wayne Bardin, age 66, was elected to the Company's Board of Directors in December 1994. He is currently President of Thyreos Corp., a privately held, start-up pharmaceutical company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. His recent professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 500 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He has directed clinical R&D under 18 investigational new drug applications filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for National Institute of Health, World Health Organization, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; an M.S. and M.D. from Baylor University and a Doctor Honoris Causa from the University of Caen, the University of Paris, and the University of Helsinki.

     Dr. Phillip A. Bauman, age 45, was elected to the Company's Board of Directors in February 1998. Dr. Bauman is an orthopedic surgeon who is in practice in New York City and has held an academic appointment at Columbia University since 1988. He is a principal and Vice President of Orthopedic Associates of New York since 1994. He holds bachelor's and master's degrees in biology from Harvard University and a medical degree from Columbia University. Dr. Bauman was elected a fellow of the American Academy of Orthopedic Surgeons in 1991, is affiliated with the New York Academy of Medicine and is on the advisory board of a medical research foundation.

     G. Morgan Browne, age 66, was elected to the Company's Board of Directors in June 1992. Since January 1, 2001, Mr. Browne has been the Chief Financial Officer and from 1985-2000 was the Administrative Director of the Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically based companies as an officer, as an individual consultant and as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of
OSI Pharmaceuticals, Inc. (a publicly held company principally engaged in drug discovery based on gene transcription), a founding director of the New York Biotechnology Association, and a founding director of the Long Island Research Institute. He is a graduate of Yale University and attended New York University Graduate School of Business.

                                  3

     Harry E. Ekblom, age 73, was elected to the Company's Board of Directors in 1984. Mr. Ekblom is a retired investor. He is former Chairman and CEO of European American Bank and former Vice Chairman of A.T. Hudson & Co. Inc. Mr. Ekblom is a director of The Commercial Bank of New York. He is a graduate of Columbia College and the New York University School of Law, a member of the New York Bar, and holds honorary degrees from Hofstra University and Pace University.

     Dugald A. Fletcher, age 71, was elected to the Company's Board of Directors in June 1996. Mr. Fletcher has been President of Fletcher & Company, Inc., a management consulting firm, for the past five years. He was also Chairman of Binnings Building Products Company, Inc. until the end of 1997, and is an Advisor to the Gabelli Growth Fund and a Director of the Gabelli Convertible Securities Fund. His previous business appointments include: advisor to Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries (building and consumer products); Director and investor in Mid-Atlantic Coca-Cola Bottling Company; Senior Vice President of Booz-Allen & Hamilton and President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is a graduate of Harvard College and of Harvard Business School.

     *Charles E. Harris, age 58, has been a director of the Company and Chairman of its Board of Directors since April 1984 and Chief Compliance Officer from February 1997 to February 2001. He has served as Chief Executive Officer of the Company since July 1984. He has served as a director, trustee, control person, chairman and/or chief executive officer of various publicly and privately held corporations and not-for-profit institutions. Prior to 1984, he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a member of the New York Society of Security Analysts. Among his eleemosynary activities, he is currently a Trustee of, and a member of the President's Council of, the Cold Spring Harbor Laboratory; a Trustee of the Nidus Center, a life sciences business incubator in St. Louis, Missouri; and a life-sustaining fellow and a member of the President's Council of the Massachusetts Institute of Technology. He is a graduate of Princeton University (A.B., 1964) and Columbia University Graduate School of Business (M.B.A., 1967).

     Glenn E. Mayer, age 75, has been a director of the Company since 1981. In December 1991, Mr. Mayer joined, as a Senior Vice President, the Investment Banking division of Reich & Company.
Reich & Co. is now a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For 15 years prior to that, he was employed by Jesup & Lamont Securities Co. and its successor firms, in the Corporate Finance department. Mr. Mayer is a graduate of Indiana University.


* Charles E. Harris is an "interested person" of the Company, as defined in the Investment Company Act of 1940, as a beneficial owner of more than five percent of the Company's stock, as a control person and as an officer of the Company.

                                4

     James E. Roberts, age 55, was elected to the Company's Board of Directors in June 1995. Since October 1999, Mr. Roberts has been Chairman and Chief Executive Officer of The Insurance Corporation of New York, Dakota Specialty Insurance Company, and ReCor Insurance Company Inc., all of which are members of Trenwick Group, Ltd. In addition, since March 2000, Mr. Roberts has been Chairman of and Chief Executive Officer of Chartwell Insurance Company, also a member of Trenwick Group, Ltd. From October 1999 to March 2000, he served as Vice Chairman of Chartwell Reinsurance Company. Prior to assuming his present positions, Mr. Roberts was Vice Chairman of Trenwick America Reinsurance Corporation from May 1995 to March 2000. Mr. Roberts is a graduate of Cornell University.


Meetings of the Board of Directors and Committees

     In 2000, there were six meetings of the Board of Directors of the Company, and the Board acted 17 times by unanimous written consent.
No incumbent director attended fewer than 75 percent of the aggregate of Board of Directors' and applicable committee meetings held in 2000 (during the periods that they so served).

     The Company's Board of Directors has five committees comprised of the following members:

                           Committees


Executive              Audit                   Compensation

Charles E. Harris*     Harry E. Ekblom*        James E. Roberts*
Dr. C. Wayne Bardin    Dr. Phillip A. Bauman   Harry E. Ekblom
Glenn E. Mayer         Glenn E. Mayer          Dugald Fletcher
James E. Roberts


Nominating                 Investment and Valuation

G. Morgan Browne*          Dugald A. Fletcher*
Harry E. Ekblom            G. Morgan Browne
Dr. Phillip A. Bauman      James E. Roberts
                           Dr. C. Wayne Bardin

* Chairman of the Committee

     The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee and acted once by unanimous written consent in 2000.

     The Audit Committee annually recommends to the Board of Directors the appointment of the Company's independent public accountant, discusses and reviews the scope and fees of the prospective annual audit, reviews the results thereof with the independent public accountant, reviews and approves non-audit services of the independent public accountant, reviews compliance with existing major accounting and financial policies relative to the adequacy of the Company's internal accounting controls, reviews compliance with federal and state laws relating to accounting practices and reviews and approves transactions, if any, with affiliated parties.

     The members of the Audit Committee are Harry E. Ekblom, Dr.
Phillip A. Bauman and Glenn E. Mayer, and such committee members are

                                5

considered independent under the rules promulgated by the Nasdaq Stock Market. The Audit Committee met once and acted once by unanimous written consent in 2000.

     The Audit Committee operates pursuant to a charter approved by the Company's Board of Directors. The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy
Statements as Appendix A.

     The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Company's officers and employees. The Compensation Committee did not meet as a separate committee in 2000.

     The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors, committee members and officers of the Company to fill vacancies or otherwise be appointed to corporate offices. The Board shall ratify, approve or otherwise confirm the Nominating Committee's selections and appointments to render them effective. The Nominating Committee did not meet as a separate committee in 2000. On February 13, 2001, the Board of Directors acted as the Nominating Committee. See "Submission of Shareholder Proposals."

     The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Company's assets for reporting purposes pursuant to the Company's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met four times in 2000.

Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. The Audit Committee also recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountant.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent accountant is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, it is not professionally engaged in the practice of accounting or auditing and is not expert in the field of accounting or auditing, including with respect to auditor independence. The Audit Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountant.

     In this context, the Audit Committee had one meeting during fiscal 2000. The meeting was designed, among other things, to facilitate and

                                 6

encourage communications among the Audit Committee, management and the Company's independent accountant, Arthur Andersen LLP. The Audit Committee discussed with the Company's independent accountant the overall scope and plans for the audit. The Audit Committee met with the independent accountant, with and without management present, to discuss the results of their examination and the evaluation of the Company's internal controls.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen LLP.

     The Audit Committee also discussed with the independent accountant matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

     The Company's independent accountant also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and it discussed with the independent accountant its independence from the Company. When considering Arthur Andersen LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with the audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee reviewed, among other things, the amounts of fees paid to Arthur Andersen LLP for audit and non-audit services.

     Based on their review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K. The Audit Committee has also recommended the selection of the Company's independent accountant, and based on its recommendation, the board has selected Arthur Andersen LLP as the Company's independent accountant for the fiscal year ended December 31, 2001, subject to the shareholder ratification.

Harry E. Ekblom
Dr. Phillip A. Bauman
Glenn E. Mayer

Security ownership of Directors and Executive Officers and other principal holders of the Company's voting securities

     The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Company's common stock as of March 7, 2001 by (1) each person who is known by the Company to be the beneficial owner of more than

                                7

five percent of the outstanding common stock, (2) each director of the Company, (3) each current executive officer listed in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners. At this time, the Company is unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than the ones noted below.



                                Number of Shares
Name and Address of             of Common Stock      Percent of
Beneficial Owner                  Owned              Class

Charles E. and Susan T. Harris
One Rockefeller Plaza, Suite 1430   791,919 (1)        8.74%
New York, NY 10020

Equity Assets Management, Inc.
2155 Resort Drive, Suite 108        526,083 (2)        5.80%
Steamboat Springs, CO 80487

Dr. C. Wayne Bardin                  12,861 (3)          *

Dr. Phillip A. Bauman                15,236 (4)          *

G. Morgan Browne                     25,629              *

Harry E. Ekblom                      11,325              *

Dugald A. Fletcher                    5,908              *

Glenn E. Mayer                       83,000 (5)          *

Mel P. Melsheimer                    10,000              *

James E. Roberts                      9,235              *

Rachel M. Pernia                        --               *

All Directors and Executive
Officers as a group                 965,113             10.65%
(10 persons)

*  Less than one percent of issued and outstanding stock.

(1) Includes 783,419 shares for which Mrs. Harris has sole power to vote and dispose of; 8,500 shares for which Mr. Harris has sole power to vote and dispose of.

(2) Represents shares owned by Equity Assets Management, Inc., pursuant to Schedule 13G filed on February 14, 2001. Equity Assets
    Management, Inc. is a registered investment advisor that holds these shares for investment purposes only on behalf of various clients.

(3) Includes 2,840 shares owned by Bardin LLC for the Bardin LLC
    Profit-Sharing Keogh.

(4) Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife.

(5) Includes 2,000 shares owned by Mrs. Mayer.

                               8

Executive Officers

     Set forth below is certain information with respect to the executive officers of the Company:

     Charles E. Harris, Chairman and Chief Executive Officer. For additional information about Mr. Harris, please see the Directors' biographical information section.

     Mel P. Melsheimer, age 61, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997 and he has been Chief Compliance Officer since February 2001. Previously, Harris & Harris Group utilized Mr. Melsheimer as a nearly full-time consultant or officer of an investee company since March 1994. Mr. Melsheimer has had extensive entrepreneurial experience as well as senior operational and financial management responsibilities with publicly and privately owned companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. From June 1991 to
August 1992, he served as President and Chief Executive Officer of Land-O-Sun Dairies as well as Executive Vice President of Finevest Foods, Inc. From March 1989 to May 1991, he served as Vice President, Chief Financial Officer and Treasurer of Finevest Foods, Inc. From January 1984 to February 1989, he served as Chairman, Chief Executive Officer and Founder of PHX Pacific, Inc. and President and Chief Executive Officer of MPM Capital Corp. From January 1981 to
December 1983, he served as Executive Vice President and Chief Operating Officer of AZL Resources. From November 1975 to December 1980, he served as Executive Vice President and Chief Financial Officer of AZL Resources. From January 1968 to November 1975, he served in a financial capacity before becoming Vice President and Chief Financial Officer of Pepsi-Cola Company, PepsiCo, Inc. in 1972. He was graduated from the University of Southern California (M.B.A.) and Occidental College (B.A., Economics).

     Rachel M. Pernia, age 42, has served since January 1992 as a Vice President and Controller of the Company, as Treasurer since November 1994 and Secretary since September 1996. She was graduated from Rutgers University (B.A., 1981; M.B.A., 2000) and is a certified public accountant.

Executive Compensation

Summary Compensation Table

     The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and the other executive officers of the Company, whose individual remuneration exceeded $60,000 for the year ended December 31, 2000.

                                9

                                             Long Term
                                             Compensation
                     Annual Compensation     Awards
                  -------------------------  ------------
                                    Other                  All
Name and                            Annual   Securities    Other
Principal                           Compen-  Underlying    Compen-
Postion      Year Salary  Bonus     sation   Options       sation
----------   ---- ------- --------- -------  ----------    -------
                   ($)    ($)(1)    ($)(2)     (3)         ($)(4)

Charles E.   2000 208,315 1,603,137 43,267     - -         224,805
Harris       1999 202,980   785,031 40,674     - -          63,422
Chairman,    1998 200,000     - -   37,758     - -          15,990
CEO (5)

Mel P.       2000 235,727   492,101  - -       - -          10,500
Melsheimer   1999 229,690   240,974  - -       - -          10,000
President,   1998 223,000     - -    - -       - -          10,000
COO, CFO
& Chief
Compliance
Officer

Rachel M.    2000  92,494   177,170  - -       - -          10,500
Pernia       1999  90,092    86,758  - -       - -          10,000
Controller,  1998  86,720     - -    - -       - -          10,000
Treasurer &
Secretary


(1) For 1999, these amounts represent the actual amounts earned for the year ended December 31, 1999 and paid out in 2000. For 2000, these amounts represent the approximate amounts earned for the year ended December 31, 2000; 90 percent was paid in February 2001 and the remaining 10 percent will be paid upon the completion and filing of the Company's federal tax return. The Harris & Harris Group Employee Profit-Sharing Plan is described in Employee Benefits.

(2)  Other than Mr. Harris, amounts of "Other Annual
     Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

(3) The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997. As a substitution for the 1988 Stock Option Plan, the Company adopted the 1998 Harris & Harris Group, Inc. Employee Profit-Sharing Plan.

(4) Except for Mr. Harris's "All Other Compensation," the amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below. Mr. Harris's 2000 "All Other Compensation" consists of: $10,500 401(k) Plan employer contribution; $208,315 for his 2000 SERP contribution; and $5,990 in life insurance premiums for the benefit of his beneficiaries.

     Except for Mr. Harris, amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below.

(5) Mr. Harris has an employment agreement which is discussed below under "Employment Agreement."


Employee Benefits

     The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997. As a substitution for the 1988 Stock Option Plan, the Company adopted an employee profit-sharing plan.

                                10

Employee Profit-Sharing Plan

     As of January 1, 1998, the Company began implementing the Harris
& Harris Group, Inc. Employee Profit-Sharing Plan (the "1998 Plan") that provided for profit sharing equal to 20 percent of the net realized income of the Company, less the nonqualifying gain, if any. The 1998 Plan was terminated by the Company as of December 31, 1999, subject to the payment of any amounts owed on the 1999 realized gains under the 1998 Plan. In March 2000, the Company paid out, under the 1998 Plan,
90 percent of the profit sharing on the 1999 realized gains of approximately $1,024,696; the remaining 10 percent or approximately $113,855 was paid out in September 2000, upon the completion and filing of the Company's 1999 federal tax return. See "Summary Compensation Table."

     As of January 1, 2000, the Company implemented the Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "Plan") that provides for profit sharing equal to 20 percent of the net realized income of the Company as reflected on the Consolidated Statements of Operations of the Company for such year, less the nonqualifying gain, if any.

     Under the Plan, net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to assets values as of September 30, 1997 is considered nonqualifying gain, which reduces Qualifying Income.

     As soon as practicable following the year-end audit, the Compensation Committee ("Committee") will determine whether, and if so how much, Qualifying Income exists for a plan year, and 90 percent of the Qualifying Income will be paid out to Plan participants pursuant to the distribution percentages set forth in the Plan. The remaining 10 percent will be paid out after the Company has filed its federal tax return for that year in which Qualifying Income exists. Currently, the distribution amounts for each officer and employee are as follows:
Charles E. Harris, 13.790 percent; Mel P. Melsheimer, 4.233 percent; Rachel M. Pernia, 1.524 percent; and Jacqueline M. Matthews, 0.453 percent. If a participant leaves the Company for other than cause, the amount earned will be accrued and may subsequently be paid to such participant.

     Notwithstanding any provisions of the Plan, in no event may the aggregate amount of all awards payable for any Plan year during which the Company remains a "business development company" within the meaning of 1940 Act be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards exceed such amount, the awards will be reduced pro rata.

     The Plan may be modified, amended or terminated by the Committee (subject to the approval of the Company's Board of Directors) at any time with the stipulation that no such modification, amendment or termination may adversely affect any participant that has not consented to such modification, amendment or termination. Nothing in this Plan shall preclude the Committee from, for any Plan Year subsequent to the current Plan Year, naming additional Participants in the Plan or changing

                                  11

the Award Percentage of any Full Participant or New Participant (subject to the overall percentage limitations contained herein).

     During 2000, the Company reversed a previously accrued profit-sharing expense of $4,812,675, reducing the cumulative accrual under the Plan to $3,483,241 at December 31, 2000. Approximately $1,158,170 represents a profit-sharing accrual on unrealized gains and will not be paid out until the gains are realized. In February 2001, the Company paid out 90 percent of the profit sharing in the amount of $2,092,564 on the 2000 realized gains; the remaining 10 percent or approximately $232,507 will be paid out on completion and filing of the Company's 2000 federal tax return. The amounts either paid out or to be paid under the Plan for the 2000 year are shown in the "Summary Compensation Table."

     On April 26, 2000 the shareholders of the Company approved the performance goals under the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986 ("Code"). The Code generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to any such officer/employee exceeds $1 million in any tax year, unless the payment is made upon the attainment of objective performance goals that are approved by the Company's shareholders.

401(k) Plan

     As of January 1, 1989, the Company adopted an employee benefits program covering substantially all employees of the Company under a 401(k) Plan and Trust Agreement. As of January 1, 1999, the Company adopted the Harris & Harris Pension Plan and Trust, a money purchase plan that would allow the Company to stay compliant with the 401(k) top-heavy regulations and deduction limitation regulations. Contributions to the plan are at the discretion of the Company.
During 2000, contributions to both plans charged to operations totaled approximately $50,000.

Medical Benefits

    On June 30, 1994, the Company adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have 10 years of service with the Company and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Company. On February 10, 1997, the Company amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government provided or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Company provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 2000 the Company had a reserve of $354,840 for the plan.

Employment Agreement

     On October 19, 1999, Charles E. Harris signed an Employment
Agreement with the Company (the "Employment Agreement"), which superseded an employment agreement that was about to expire on

                                12

December 31, 1999. The Employment Agreement expires on December 31, 2004 ("Term"); provided, on January 1, 2000 and on each day thereafter, the Term extends automatically by one day unless at any time the Company or Mr. Harris, by written notice, decides not to extend the Term, in which case the Term will expire five years from the date of the written notice.

     During the period of employment, Mr. Harris shall serve as the Chairman and Chief Executive Officer of the Company; be responsible for the general management of the affairs of the Company and all its subsidiaries, reporting directly to the Board of Directors of the Company; serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected; and serve, if elected, as President of the Company and as an officer and director of any subsidiary or affiliate of the Company.

     Mr. Harris is to receive compensation under his Employment Agreement in the form of base salary of $208,315 for 2000, with automatic yearly adjustments to reflect inflation. In addition, the Board may increase such salary, and consequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris is also entitled to participate in the Company's Profit-Sharing Plan as well as in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites, and emoluments for which salaried employees are eligible. Under the Employment Agreement, the Company is to furnish Mr. Harris with certain perquisites which include a company car, membership in certain clubs and up to a $5,000 annual reimbursement for personal, financial or tax advice.

     The Employment Agreement provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000; provides reimbursement for uninsured medical expenses, not to exceed $10,000 per annum, adjusted for inflation, over the period of the contract; provides Mr. Harris and spouse with long-term care insurance; and disability insurance in the amount of 100 percent of his base salary. These benefits are for the term of the contract.

     The Employment Agreement provides severance pay in the event of termination without cause or by constructive discharge as discussed below and also provides for certain death benefits payable to the surviving spouse equal to the executive's base salary for a period of two years.

     In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with the Company, effective August 15, 1990. The severance compensation agreement provides that if, following a change in control of the Company, as defined in the agreement, such individual's employment is terminated by the Company without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If Mr. Harris's termination is without cause or is a constructive discharge, the amount payable under the Employment Agreement will be reduced by the amounts paid pursuant to the severance compensation agreement.

                               13
SERP

     The Employment Agreement provides for the Company to adopt a supplemental executive retirement plan (the "SERP") for the benefit of Mr. Harris. Under the SERP, the Company will cause an amount equal to one-twelfth of the Mr. Harris's current base salary to be credited each month (a "Monthly Credit") to a special account maintained for this purpose on the books of the Company for the benefit of Mr. Harris (the "SERP Account"). The amounts credited to the SERP Account will be deemed invested or reinvested in such mutual funds or U.S. Government securities as determined by Mr. Harris. The SERP Account will be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. Mr. Harris's benefit under the SERP will equal the balance in the SERP Account and such benefit will always be 100 percent vested (i.e., not forfeitable). Mr. Harris will determine the form and timing of the distribution of the balance in the SERP Account; provided, however, in the event of the termination, the balance in the SERP Account will be distributed to Mr. Harris or his beneficiary, as the case may be, in a lump-sum payment within 30 days of such termination. The Company established a rabbi trust for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the SERP. During 2000, the Company accrued $208,315 in accordance with this provision of the SERP increasing the cumulative accrual to $265,183 as of December 31, 2000. Mr. Harris's rights to benefits pursuant to this SERP will be no greater than those of a general creditor of the Company.

Compensation of Directors

                            Pension Or
                            Retirement
                            Benefits      Estimated
                            Accrued As    Annual     Total
                            Part of       Benefits   Compensation
Name of        Aggregate    Company's     Upon       Paid to
Director       Compensation Expenses      Retirement Directors

Dr. C.
Wayne Bardin    $11,000       - -           - -       $11,000

Dr. Phillip
A. Bauman       $13,000       - -           - -       $13,000


G. Morgan
Browne         $16,273 (1)    - -           - -       $16,273

Harry E.
Ekblom         $14,886 (2)    - -           - -       $14,886

Dugald A.
Fletcher       $16,000        - -           - -       $16,000

Glenn E.
Mayer          $13,000        - -           - -       $13,000

James E.
Roberts        $16,310 (3)    - -           - -       $16,310

(1) Includes $273 paid to Mr. Browne to reimburse him for travel expenses to attend Board meetings.

(2) Includes $1,886 paid to Mr. Ekblom to reimburse him for travel expenses to attend Board meetings.

(3) Includes $310 paid to Mr. Roberts to reimburse him for travel expenses to attend Board meetings.

     Effective June 18, 1998, directors who were not officers of the Company received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended in addition to a monthly retainer of $500. Prior to June 18, 1998, the directors were paid $500 for Committee meetings and no monthly retainer. The Company also reimburses its directors for travel, lodging and related expenses they

                             14

incur in attending Board and committee meetings. The total compensation and reimbursement for expenses paid to all directors in 2000 was $100,469.

     In 1998, the Board of Directors approved that effective January 1, 1998, 50 percent of all Director fees be used to purchase Company common stock from the Company. However, effective on March 1, 1999, the Directors began purchasing the Company's common stock in the open market, rather than from the Company. During 1999 and 2000, the D irectors bought a total of 23,489 and 15,818 shares in the open market, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

     Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2000 complied with the filing requirements.


PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS'
SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2001
                   (Proposal No. 2)

     Arthur Andersen LLP has been selected as the independent accountant to audit the accounts of the Company for and during the fiscal year ending December 31, 2001 by a majority of the Company's Board of Directors, including a majority of the Directors who are not interested persons of the Company, by vote cast. This selection is subject to ratification or rejection by the stockholders of the Company. Arthur Andersen LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries.

Audit Fees

     The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their annual audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000 was approximately $63,000.

Other Fees

     The aggregate fees for all other services rendered by Arthur
Andersen LLP, including the review of the Company's tax returns, for the fiscal year ended December 31, 2000 was approximately $13,500.

                               15

Compatibility

     The Audit Committee has reviewed the above services and considers them compatible with maintaining the auditor's independence.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Arthur Andersen LLP as the independent public accountant of the Company.

     A representative of Arthur Andersen LLP is not expected to be present at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF
ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2001.


OTHER BUSINESS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented for inclusion in the Company's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 2002 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than November 26, 2002, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2002 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

     Under the Company's Bylaws, nominations for director may be made only by the Board or the Nominating Committee, or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders. The Bylaws also provide that no business may be brought before an annual meeting of the stockholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor

                              16

more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the Company does not have notice of the matter at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by the advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Stockholders expected to be held on April 24, 2002, stockholders must submit such written notice to the Secretary of the Company on or before January 25, 2002.

     A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.
                    ------------------------
A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE OFFICE OF THE TREASURER OF HARRIS & HARRIS GROUP, INC., ONE ROCKEFELLER PLAZA, SUITE 1430, NEW YORK, NY 10020.

                            By Order of the Board of Directors
New York, New York          Rachel M. Pernia
March 26, 2001              Secretary

                             17

                                EXHIBIT A


                                 CHARTER
                         of the AUDIT COMMITTEE
                        of the BOARD of DIRECTORS
                                    of
                      Harris & Harris Group, Inc.

	The Board of Directors (the "Board") of Harris & Harris Group, Inc. (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I. Role of the Audit Committee

The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

A. To oversee all material aspects of the Corporation's reporting, internal control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

B. To monitor the independence and performance of the Corporation's independent accountants; and

C. To provide a means for open communication among the Corporation's independent accountants, financial and senior management and the Board.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Corporation's independent accountants. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to assure the Corporation's compliance with laws and regulations. The primary responsibility for these matters also rests with the Corporation's management.

II. Composition of the Audit Committee

    A. The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting and the members shall serve until the next such meeting or until their successors are designated by the Board.

                                  18

    B. The Audit Committee shall consist of at least three members by June 14, 2001 but no more than six members who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to understand financial statements. One member of the Committee shall have accounting or related financial management experience. In addition, the members of the Audit Committee shall meet the requirements of the rules of the Nasdaq Stock Market.

III. Meeting of the Audit Committee

     The Audit Committee shall meet at least annually or more frequently as circumstances may require. The Audit Committee shall be responsible for meeting with the independent accountants at their request to discuss the interim financial statements. The Committee shall meet privately with the independent accountants at least annually in a separate executive session.

IV. Responsibilities of the Audit Committee

    The Audit Committee shall assist the Board in overseeing the Corporation's financial and operating reporting practices, internal controls and compliance with laws and regulations.

    The Audit Committee shall have the responsibility with respect to:

    A. The Corporation's Risks and Control Environment:

       * To discuss with the Corporation's management and independent accountants the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks; and

       * To investigate and follow up on any matters brought to its attention within the scope of its duties.

    B. The Corporation's Independent Accountants:

       * To have a relationship with the independent accountants because of the ultimate responsibility of the independent accountants to the Board and the Audit Committee, as representatives of the shareholders;

       * To evaluate annually the effectiveness and objectivity of the Corporation's independent accountants and recommend to the Board the engagement or replacement of the independent accountants;

                                 19

       * To ensure that the Audit Committee receives annually from the Corporation's independent accountants the information about all of the relationships between the independent accountants and the Corporation that the independent accountants are required to provide to the Audit Committee, to actively engage in a dialogue with the independent accountants about any relationships between the independent accountants and the Corporation or any services that the independent accountants provide or propose to provide that may impact upon the objectivity and independence of the independent accountants and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent accountants; and

       * To approve the fees and other compensation paid to the independent accountants.

    C. The Corporation's Financial Reporting Process:

       * To oversee the Corporation's selection of and major changes to its accounting policies;

       * To meet with the Corporation's independent accountants and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to the Company's accounting policies, the integrity of the Corporation's financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

       * To discuss with the Corporation's financial management and independent accountants the Corporation's annual results and, when appropriate, the interim results before they are made public;

                                   20

       * To review and discuss with the Corporation's financial management and independent accountants the Corporation's audited financial statements including qualitative judgements, appropriateness of accounting principles (old and new), financial disclosure practices, and the degree of aggressiveness or conservatism of accounting principles and underlying estimates and, when appropriate, the Corporation's interim financial statements, before they are made public;

       * To recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K; and

       * To issue for public disclosure by the Corporation the report required by the rules of the Securities and Exchange
         Commission.

    D. Other Matters

       * To review and reassess the adequacy of this charter on an annual basis;

       * To review reports and any financial information submitted by the Corporation to a government body or the public;

       * To report to the Board the matters discussed at each meeting of the Audit Committee;

       * To keep an open line of communication with the financial and senior management and the independent accountants and the Board; and

       * To retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                                    21


                       HARRIS & HARRIS GROUP, INC.
                           ONE ROCKEFELLER PLAZA
                           NEW YORK, NY  10020


	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints CHARLES E. HARRIS and RACHEL M. PERNIA and each of them, with full power of substitution, proxies to vote at the annual meeting of shareholders to be held on April 24, 2001, or an adjournment thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors recommends a vote "FOR" all the nominees listed in item 1 and "FOR" item 2.

    When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" items 1 and 2.


(Continued and to be dated and signed on the reverse side.)

	HARRIS & HARRIS GROUP, INC.
	P.O. BOX 11469
	NEW YORK, NY 10203-0469


1.  ELECTION OF DIRECTORS

    FOR all nominees [   ] WITHHOLD AUTHORITY [   ] *EXCEPTIONS [   ]
    Listed below.	   to vote for all
		           nominees listed below.

	Nominees:

	Dr. C. Wayne Bardin, Dr. Phillip A. Bauman, G. Morgan Browne, Harry E. Ekblom, Dugald A. Fletcher, Charles E. Harris,
      Glenn E. Mayer, James E. Roberts

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ________________________________________________________

2. To ratify, confirm and approve the Board of Director's selection of Arthur Andersen LLP as the Company's independent public accountant for its fiscal year ending December 31, 2001.

	FOR	[   ]	AGAINST	[   ]	ABSTAIN	[   ]

3. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.


                                     Change of Address and
                                     or Comments Mark Here  [    ]

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated______________________, 2001

________________________________
(Signature)

________________________________
(Signature, if held jointly)

Votes must be indicated [x] in Black or Blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.